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                                                                   EXHIBIT 23(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-4 of our report dated January 21, 1999, except Note 16, as to which the date is March 10, 1999, relating to the consolidated financial statements of Riverside Acquisition Corp. and subsidiary. We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in the prospectus.

                                                     /s/ McGladrey & Pullen, LLP

St. Paul, Minnesota
July 1, 1999